SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K


                              CURRENT REPORT
              Pursuant to Section 13 or 15(d) of the Securities
                           Exchange Act of 1934


        Date of Report (Date of earliest event reported): September 27, 2001


                            SONEX RESEARCH, INC.
              (Exact name of registrant as specified in Charter)


         Maryland                  0-14465                52-1188993
      (State or other           (Commision file         (IRS employer
      jurisdiction of               number)           identification no.)
       incorporation)



                    23 Hudson Street, Annapolis, MD 21401
                   (Address of principal executive offices)


                              (410) 266-5556
             (Registrant's telephone number, including area code)


                                    N/A
         (Former name or former address, if changed since last report)
















                                       1
ITEM 5. - OTHER EVENTS


     On September 27, 2001, Sonex Research, Inc. (the "Company") posted the following report on its website (www.sonexresearch.com):



                     SONEX HOLDS ANNUAL SHAREHOLDER MEETING


ANNAPOLIS, MARYLAND, September 27, 2001 - SONEX RESEARCH, INC. (OTC BB: SONX) today held its Annual Meeting of Shareholders. At the start of the meeting, Chairman Myron A. "Mike" Wick, III, announced a few changes in the composition of the Company's Board of Directors, following which Dr. Andrew A. Pouring, CEO and founder of Sonex, reported on progress made toward the commercialization of the patented Sonex Combustion System (SCS) emissions reduction technology.

Shareholders in attendance were provided with a written "Order of Business" which contained the following cautionary language: "Those in attendance are reminded that oral 'forward-looking' statements within the meaning of the Private Securities Litigation Act of 1995 (the "Act"), including statements based on expectations, estimates, projections and assumptions by management, are made under the 'safe harbor' provisions of the Act. Cautionary language with respect to such forward- looking statements is presented in the 2000 Annual Report previously delivered to shareholders."


Board of Directors:

Mr. Wick told the shareholders of the following changes at the Company:

Mr. John H. Drewanz, a resident of the Annapolis area who has participated in the Company's recent private financings, will be joining the Board in October. Mr. Drewanz is well-known to the Company's management, who are eager to work with him. Initially, Mr. Drewanz will focus his attention on assisting Dr. Pouring in marketing the SCS to additional companies in the automotive industry. Mr. Wick welcomed him to the Board.

Mr. Nuno Brandolini, a director of the Company since 1982, agreed to resign from the Board this month. Mr. Brandolini helped finance the Company prior to and following its IPO in 1985. Mr. Brandolini, a resident of New York whose work as a merchant banker requires extensive travel, felt that the Company would be better served by a director who lives in the area as does Mr. Drewanz. Mr. Wick expressed the Company's thanks to Mr. Brandolini for his many contributions over the years.

Following today's shareholder meeting, Mr. Lawrence H. Hyde will be retiring as president of Sonex. Mr. Hyde, who retired several years ago from his career in the automotive industry, is spending more of his time traveling around the world in pursuit of his goal to visit every country in the world, and thus has less time to devote to the Company. He will remain a member of the Board and will continue to provide technical input and oversight for Sonex on behalf of the Board. Mr. Wick thanked Mr. Hyde for his past contributions, including the


                                      2
significant amounts of capital he has invested in the Company. Mr. Wick said that there are no plans to name a replacement currently because the president position at Sonex has been part-time given the focus of the Company on research. He noted, however, that when the Company reaches the stage, hopefully in the near future, when potentially significant business and financial transactions require more attention, the president position will become prominent and the Board will then seek to fill that position.


Before turning the presentation over to Dr. Pouring, in their remarks both Mr. Wick and Mr. Hyde separately cautioned the shareholders that while Sonex has made significant progress in the past year, the Company's short-term cash flow position remains precarious because revenues have yet to exceed expenditures. Mr. Wick acknowledged the extraordinary efforts of the Company's officers to keep Sonex operating this year under such difficult conditions, which have included the deferral of significant current cash compensation. He also thanked those shareholders who had provided much needed operating capital over the past year through their cash investments.


The following discussion represents a summary of the remarks by Dr. Pouring to the shareholders.


Diesel Engine Programs:

The primary ongoing programs for the SCS in direct-injected (DI) diesel engines involve two foreign engine manufacturers. In connection with one of these programs, the SCS has received third party validation that will permit the Company to market its technology more aggressively. Commercial viability, however, must still be evaluated through durability testing, cost analysis and other factors.

Specifically,  the evaluation by one of the world's leading  independent  engine
R&D and testing firms of the SCS "Low Soot" design for "classical" diesel engines for a major foreign diesel engine manufacturer has been completed. Pre-production SCS pistons were fabricated for this program by Federal-Mogul, one of the world's largest piston manufacturers. The testing has confirmed the correlation between the SCS features and soot reduction, and the engine R&D firm plans to publish the findings in a technical paper to be submitted to the Society of Automotive Engineers early next year. Sonex will now pursue follow-on funded programs with this engine manufacturer.

The second program begun this spring by another foreign engine manufacturer is for technology transfer of the Company's new Stratified Charge Radical Ignition
(SCRI) combustion technology. The SCRI combustion technology attempts to enable practical application of homogeneous charge compression ignition (HCCI), a process that, in theory, can lower emissions while also achieving reduced fuel consumption. Compression ignition does not require the use of a spark plug; however, the lack of a method for controlling the ignition point has prevented practical implementation of HCCI. With the SCRI, Sonex believes it has attained the control of ignition that will make HCCI viable for commercial application. The newer SCRI design also reduces NOx (oxides of nitrogen) emissions as well as soot, significant because NOx is the most difficult pollutant for engine manufacturers to reduce.

                                       3
This engine manufacturer, which initially was testing the SCS "Low Soot" design, immediately recognized the potential for the SCRI. The objective of this program is to transfer the SCRI results achieved by Sonex on the single-cylinder laboratory diesel engine to a modern, advanced, multi-cylinder, medium-duty truck diesel engine that employs all of the latest diesel engine technology such as a high pressure, electronically controlled injection system, and turbo-charging. All of the work is being done at the engine manufacturer's facility. To date, test results on a portion of the operating range show that the SCRI process is transferable to the multi-cylinder engine. The rate of progress being made leads Sonex to believe that the emissions reduction and fuel consumption targets set for this program will be achieved by the conclusion of testing.

The potential of this type of combustion is gaining increased acceptance in the industry. Late in November Dr. Pouring will present a Sonex paper on the SCRI at an international symposium of combustion engineers in France that will focus exclusively on HCCI, or CAI (controlled auto-ignition) as it is also known in Europe.

This month Sonex began work on a subcontract for a military program involving a technology for the reduction of emissions through pre-treatment that has been developed by the prime contractor for this program. Over the next few months, the Company will evaluate the emissions reduction potential of the combination of the SCRI process and this pre-treatment technology in the first phase of what could become a multi-phase project.

Despite the continued progress with foreign engine manufacturers, the Company's experience with U.S. manufacturers is disappointing. The manufacturer for which last summer Sonex successfully completed initial demonstration testing of the SCS "Low Soot" design on a diesel engine has yet to proceed with an indicated follow-on program.


Gasoline Engines:

The Company has also been investigating the potential application of the SCRI process to DI gasoline automobile engines. This week in its laboratory, Sonex concluded a preliminary investigation in which it confirmed the feasibility of applying SCRI to gasoline engines. The work on this application still has a long way to go. The Company has been seeking funding from the U.S. government for this effort. Sonex is receiving support from Maryland legislators and hopes to participate in upcoming Senate hearings on the national fuel economy debate. Heavy Fuel Engines:

This summer the Company has been working on two contracts from the military with respect to its proprietary patented SCS starting system and modified combustion chamber being applied to the conversion of reliable, lightweight, spark ignited, two-stroke gasoline engines to start and operate on JP-5/JP-8 standard military fuels (also referred to as "heavy fuels"). These engines are for use in a variety of applications such as small, remotely controlled military unmanned aerial vehicles (UAVs). One or both of these projects could lead to follow-on contracts for prototype development. The Company also has high hopes of receiving a significant military contract shortly for a long-term program for the development of a small heavy fuel engine for an experimental UAV weapon concept.

                                      4
Concluding Remarks:

Dr. Pouring closed his presentation by saying that by this time next year, the Company expects to know if its SCS "Low Soot" or SCRI designs are to go forward to production. He added that management will do its best to keep the Company in operation until then by generating cash from contract revenue or raising additional capital if necessary.



                          **********************


Sonex Research, Inc., a leader in the field of combustion technology, has its SCS technology protected by numerous patents issued and pending worldwide. The Company is pursuing licensing agreements for the marketing, manufacture and sale of diesel truck engine pistons incorporating its patented technology for the reduction of emissions in vehicular direct injected turbocharged diesel engines, and has conducted demonstration and development programs with some of the world's largest diesel engine manufacturers. Other SCS designs are being used to convert small gasoline engines to heavy fuel use for military and commercial applications.


Caution Regarding Forward-Looking Statements

This announcement, as well as all publicly disseminated material about the Company, contains information in the form of "forward-looking" statements within the meaning of the Private Securities Litigation Act of 1995 (the "Act"). Such statements are based on current expectations, estimates, projections and assumptions by management with respect to, among other things, trends affecting the Company's financial condition or results of operations and the impact of competition. Such statements are not guarantees of future performance and involve risks and uncertainties, all of which are difficult to predict and many of which are beyond the control of the Company. In order to obtain the benefits of the "safe harbor" provisions of the Act for any such forward-looking statements, the Company cautions shareholders, investors and prospective investors about significant factors which, among other things, have in some cases affected the Company's actual results and are in the future likely to affect the Company's actual results and cause them to differ materially from those expressed in any such forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on such forward-looking statements. Shareholders, investors and prospective investors should read this announcement in conjunction with the Company's most recent Annual Report on Form 10-KSB and Quarterly Report on Form 10-QSB.











                                      5
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


October 4, 2001



SONEX RESEARCH, INC.
Registrant


/s/ George E. Ponticas
----------------------
George E. Ponticas
Chief Financial Officer